UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 31, 2004

(Date of earliest event reported)

TECH DATA CORPORATION

(Exact name of registrant as specified in its charter)

Florida	0-14625	59-1578329
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

5350 Tech Data Drive

Clearwater, Florida, 33760

(Address of principal executive offices)

727-539-7429

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective December 31, 2004, Tech Data Corporation entered into an amendment to its Transfer and Administrative Agreement dated as May 19, 2000 (“Original Agreement”). Parties to the amendment are, TECH DATA CORPORATION, as collection agent, TECH DATA FINANCE SPV, INC., as transferor, YC SUSI TRUST (“SUSI Issuer”), LIBERTY STREET FUNDING CORP. (“Liberty”), AMSTERDAM FUNDING CORPORATION (“AFC”), FALCON ASSET SECURITIZATION CORPORATION (“Falcon”) and collectively with SUSI Issuer, Liberty, and AFC, the “Class Conduits”), THE BANK OF NOVA SCOTIA, (“Scotia Bank”), as a Liberty Bank Investor and as agent for Liberty and the Liberty Bank Investors (in such capacity, the “Liberty Agent”), ABN AMRO BANK N.V., (“ABN AMRO”), as an AFC Bank Investor and as agent for AFC and the AFC Bank Investors (in such capacity, the “AFC Agent”), JPMORGAN CHASE BANK, NA (successor by merger to Bank One, NA) (“JPMorgan Chase”), as a Falcon Bank Investor and as agent for Falcon and the Falcon Bank Investors (in such capacity, the “Falcon Agent”) and BANK OF AMERICA, NATIONAL ASSOCIATION, (“Bank of America”), as agent for SUSI Issuer, Liberty, AFC, Falcon, the SUSI Issuer Bank Investors, the Liberty Bank Investors, the AFC Bank Investors and the Falcon Bank Investors (in such capacity, the “Administrative Agent”), as a SUSI Issuer Bank Investor, as agent for SUSI Issuer and the SUSI Issuer Bank Investors (in such capacity, the “RCC Agent”).

The terms of the Original Agreement have been amended to incorporate:

•	Amendment Number 8, which extends the term until no later than December 31, 2007, with an annual renewal provision, and modifies the accounts receivable portfolio performance ratios and reserve requirements, and

•	changes previously set forth in Amendment Numbers 1 through 7 into the Original Agreement

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit 10-AAaa	Amendment Number 8 to Transfer and Administration Agreement

Exhibit A to Amendment Number 8 to Transfer and Administration Agreement

Exhibit E to Amendment Number 8 to Transfer and Administration Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

January 6, 2005	/s/ JEFFERY P. HOWELLS
Jeffery P. Howells
Executive Vice President &
Chief Financial Officer
Tech Data Corporation